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                                                                   Exhibit 5.1


                                        53rd at Third
                                        885 Third Avenue
                                        New York, New York  10022-4834
                                        Tel: (212) 906-1200  Fax: (212) 751-4864
                                        www.lw.com
[LATHAM & WATKINS LLP LOGO]
                                        FIRM / AFFILIATE OFFICES
                                        Boston        New Jersey
                                        Brussels      New York
                                        Chicago       Northern Virginia
                                        Frankfurt     Orange County
                                        Hamburg       Paris
September 1, 2004                       Hong Kong     San Diego
                                        London        San Francisco
                                        Los Angeles   Silicon Valley
                                        Milan         Singapore
                                        Moscow        Tokyo
                                                      Washington, D.C.

To: The Persons Listed on Schedule I hereto

    Re: Hyundai Motor Finance Company and
        Hyundai ABS Funding Corporation


Ladies and Gentlemen:

         We have acted as special counsel to Hyundai Motor Finance Company, a California corporation ("HMFC"), and Hyundai ABS Funding Corporation, a Delaware corporation (the "Depositor" and, together with HMFC, the "Companies"), in connection with (i) that certain Receivables Purchase Agreement dated as of September 1, 2004 (the "Receivables Purchase Agreement") between HMFC and the Depositor, (ii) that certain Sale and Servicing Agreement dated as of September 1, 2004 (the "Sale and Servicing Agreement") among Hyundai Auto Receivables Trust 2004-A (the "Issuer"), the Depositor, HMFC and Citibank, N.A. (the "Indenture Trustee"), (iii) that certain Amended and Restated Trust Agreement dated as of September 1, 2004 (the "Trust Agreement") among the Depositor, HMFC, as Owner Trust Administrator (the "Administrator"), and Wilmington Trust Company, as Owner Trustee (the "Owner Trustee"), and the issuance by the Issuer of $746,300,000 Asset Backed Notes, Series 2004-A (the "Notes") pursuant to the Indenture dated as of September 1, 2004 (the "Indenture") between the Issuer and the Indenture Trustee. This letter is furnished to you pursuant to Sections 7(f) and (i) of the Underwriting Agreement dated August 26, 2004 (the "Underwriting Agreement") among the Companies and Banc of America Securities LLC, as representative of the several underwriters set forth on Schedule I thereto. Capitalized terms defined in the Sale and Servicing Agreement and the Receivables Purchase Agreement, used herein and not otherwise defined herein, shall have the meanings given them in such agreements.

         As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure), and except where a statement is qualified as to knowledge or awareness (in which case we have with your consent made no or limited inquiry as specified below). We have examined, among other things, the following:

         (a) the registration statement on Form S-3 (File No. 333-117398) relating to the Notes, including all amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the
"Securities Act");




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         (b) the Prospectus dated August 20, 2004 (the "Base Prospectus") and the Prospectus Supplement dated August 26, 2004 (the "Prospectus Supplement") relating to the Notes (collectively, the "Prospectus"), including the filing thereof pursuant to Rule 424 under the Securities Act;

         (c) the Underwriting Agreement;

         (d) the Indenture;

         (e) the Receivables Purchase Agreement;

         (f) the Sale and Servicing Agreement;

         (g) the Trust Agreement;

         (h) the Owner Trust Administration Agreement dated as of September 1, 2004 (the "Administration Agreement") among the Administrator, the Issuer and the Indenture Trustee;

         (i) the Securities Account Control Agreement dated as of September 1, 2004 (the "Control Agreement") among the Issuer, the Indenture Trustee and Citibank, N.A., as Securities Intermediary (the "Securities Intermediary");

         (j) the Reconveyance and Release Agreement dated as of September 1, 2004 (the "HBCF Reconveyance Agreement") among Hyundai BC Funding Corporation ("HBCF"), Societe Generale ("SocGen"), Asset One Securitization, L.L.C., Sheffield Receivables Corporation and Amsterdam Funding Corporation;

         (k) the Receivables Transfer Agreement dated as of September 1, 2004 (the "HBCF Transfer Agreement") between HMFC and HBCF;

         (l) responses from National Corporate Research, Ltd. from a search with the Secretary of State of the State of California (the "California Secretary"), together with photocopies of the UCC financing statements listed pursuant thereto (collectively, the "HMFC Search Certificate"), listing financing statements naming HMFC as debtor that are on file with the California Secretary (the "California Filing Office") as of August 6, 2004 (a copy of the HMFC Search Certificate is attached hereto as Exhibit I);

         (m) a photocopy of the certificate of the Secretary of State of the State of Delaware (the "Delaware Secretary") dated August 23, 2004, together with photocopies of the UCC financing statements listed thereon (collectively, the "Depositor Search Certificate"), listing financing statements naming the Depositor as debtor that are on file with the Delaware Secretary (the "Delaware Filing Office" and together with the California Filing Office, the "Filing Offices") as of August 17, 2004 (a copy of the Depositor Search Certificate is attached hereto as Exhibit II);




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         (n) a photocopy of the Form UCC-3 release statement naming HBCF as debtor and SocGen as secured party, together with all schedules and exhibits to such release statement, to be filed in the Delaware Filing Office, a copy of which is attached hereto as Exhibit III (the "SocGen Release Statement"), releasing SocGen's security interest under Form UCC-1 financing statement 2001 0938725 on file in the Delaware Filing Office in the Receivables to be conveyed to HBCF pursuant to the HBCF Reconveyance Agreement;

         (o) a photocopy of the Form UCC-3 release statement naming HMFC as debtor and HBCF as secured party, together with all schedules and exhibits to such release statement, to be filed in the California Filing Office, a copy of which is attached hereto as Exhibit IV (the "HBCF Release Statement" and, together with the SocGen Release Statement, the "Release Statements"), releasing HBCF's security interest under Form UCC-1 financing statement 0002560858 on file in the California Filing Office in the Receivables to be conveyed to HMFC pursuant to the HBCF Transfer Agreement;

         (p) a photocopy of the Form UCC-1 financing statement naming HMFC as seller/debtor and the Depositor as buyer/secured party, together with all schedules and exhibits to such financing statement, to be filed in the California Filing Office, a copy of which is attached hereto as Exhibit V (the "HMFC Financing Statement");

         (q) a photocopy of the Form UCC-1 financing statement naming the Depositor as seller/debtor and the Issuer as buyer/secured party, together with all schedules and exhibits to such financing statement, to be filed in the Delaware Filing Office, a copy of which is attached hereto as Exhibit VI (the "Depositor Financing Statement" and, together with the Release Statements and the HMFC Financing Statement, the "Financing Statements");

         (r) a certificate of an officer of HMFC, a copy of which is attached hereto as Exhibit VII (the "HMFC Officer's Certificate");

         (s) a certificate of an officer of the Depositor, a copy of which is attached hereto as Exhibit VIII (the "Depositor Officer's Certificate"); and

         (t) all correspondence issued by the Commission with respect to the Registration Statement.

         The agreements referred to in clauses (c) through (i) are referred to herein collectively as the "Transaction Documents." The agreements referred to in clauses (j) and (k) are referred to herein collectively as the "Related Documents" and, together with the Transaction Documents, the "Subject Documents." As used in this opinion, the "California UCC" shall mean the Uniform Commercial Code as now in effect in the State of California, and the "New York UCC" shall mean the Uniform Commercial Code as now in effect in the State of New York. "Applicable UCC" shall mean the New York UCC, the Delaware UCC (as defined below) and/or the California UCC, as applicable.




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         With your consent, we have relied upon the foregoing, including the representations and warranties of the Companies in the Subject Documents, and upon certificates of officers of the Companies and of others with respect to certain factual matters. We have not independently verified such factual matters. Whenever a statement herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transactions contemplated by the Subject Documents do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. In addition, we have assumed that the parties to the Subject Documents have not entered into any agreements of which we are unaware which modify the terms of the Subject Documents and have not otherwise expressly or by implication waived, or agreed to any modification of the terms or benefits of the Subject Documents.

         We are opining herein as to the effect on the subject transactions only of the federal laws of the United States and the internal laws of the State of New York and, with respect to our opinions set forth in paragraphs 7, 8 and 19 of this letter, the California UCC, except that with respect to our opinions set forth in paragraphs 9 and 10 (as they relate to the Depositor Financing Statement and the Delaware UCC (as defined below)), we are opining as to the effect on the subject transaction only of the Delaware UCC. Except as described in the previous sentence, we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state.

         With your permission we have based our opinions set forth in paragraphs 9 and 10 with respect to the Depositor Financing Statement exclusively upon our review of Article 9 of the Uniform Commercial Code of the State of Delaware as set forth in the CCH Secured Transactions Guide, as supplemented through August 10, 2004 (without regard to judicial interpretations thereof or any regulations promulgated thereunder or any other laws of the State of Delaware), and referred to herein as the "Delaware UCC". We call to your attention that we are not licensed to practice in the State of Delaware.

         Notwithstanding anything to the contrary contained herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to the securitization of motor vehicle retail installment sale contracts, such as the type contemplated by the Transaction Documents; provided that no opinion is expressed as to securities laws (except to the extent stated in paragraphs 12 through 16), tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, usury laws, environmental laws, or other laws excluded by customary practice. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the nature or extent of the business of any parties to the Subject Documents or any of their affiliates.




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         For purposes of this letter, we have assumed, with your permission, that:

         (1) each of the parties to the Subject Documents (including the Companies and the Issuer) is duly incorporated or formed, validly existing and in good standing under the laws of its respective jurisdiction of organization, qualified to do business in each jurisdiction in which such qualification is required, with the requisite corporate or other organizational power and authority and full legal right to conduct its business as now conducted and to own, or hold under lease, its assets and to execute and deliver the Subject Documents to which it is a party and perform its obligations thereunder;

         (2) the execution, delivery and performance of the Subject Documents by each of the parties thereto (including the Companies and the Issuer) has been duly authorized by all necessary action on the part of each such party;

         (3) the Subject Documents have been duly executed and delivered by each of the parties thereto (including the Companies and the Issuer);

         (4) the Subject Documents constitute the legally valid and binding obligations of each of the parties thereto (other than the Companies and the Issuer with respect to obligations governed by the laws of the State of New York), enforceable against such parties (other than the Companies and the Issuer) in accordance with their respective terms;

         (5) none of the execution, delivery and performance of any of the Subject Documents by any of the parties thereto (including the Companies and the Issuer) will result in the violation of or contravene or conflict with (i) the certificate or articles of incorporation or bylaws (or other organizational documents) of such party, (ii) any law, rule or regulation binding upon such party (except as expressly provided in our opinion in paragraph 3 below),
             (iii) any agreement or instrument (including, without limitation, each other Subject Document) to which such party is a party or by which any of its properties or assets are bound (except as expressly provided in our opinion in paragraph 3 below), and (iv) any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its properties or assets;

         (6) no order, consent, approval, license, authorization, or validation of or filing, recording or registration with, or exemption by, any court, governmental body or authority, or any subdivision thereof is required to authorize or is required in connection with the execution and delivery by any party to any of the Subject Documents, or in connection with the performance of its obligations thereunder or the consummation of the transactions contemplated thereby (except (i) for the filing of the Financing Statements required in order to perfect or otherwise protect the security interests under the Receivables Purchase Agreement, the Sale and Servicing Agreement and the Indenture and (ii) that we do not make such assumption with respect to consents, approvals, authorizations, registrations,




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             declarations or filings to the extent that we express our opinion with respect thereto in paragraph 3 below); and

         (7) all parties to the Subject Documents have complied with any applicable requirements to file returns and pay taxes.

         Subject to the foregoing and the other matters set forth herein, and in reliance thereon, it is our opinion that, as of the date hereof:

         1. Each Subject Document (other than the Trust Agreement and the Underwriting Agreement as to which we express no opinion) to which each Company or the Issuer is a party constitutes a legally valid and binding obligation of such Company or the Issuer, as the case may be, enforceable against such Company or the Issuer, as the case may be, in accordance with its terms.

         2. The Notes, when duly executed and delivered by the Owner Trustee on behalf of the Issuer, authenticated by the Indenture Trustee and delivered and paid for pursuant to the Underwriting Agreement, will constitute legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

         3. The execution and delivery of the Transaction Documents by each Company a party thereto, and the consummation by such Company of the transactions contemplated by the Transaction Documents to which it is a party on the date hereof do not to the best of our knowledge (i) after giving effect to the transactions contemplated by the Related Documents, violate the provisions of the agreements described in Exhibit IX attached hereto (such agreements, the "Conduit Documents"), (ii) violate any federal or New York statute, rule, or regulation applicable to such Company, or (iii) require any consents, approvals or authorizations to be obtained by such Company from, or any registrations, declarations or filings to be made by such Company with, any governmental authority, under any federal or New York statute, rule, or regulation applicable to such Company except filings and recordings required in order to perfect or otherwise protect the security interests under the Transaction Documents.

         No opinion is expressed in clauses (ii) and (iii) of this paragraph 3 as to the application of Section 547 and 548 of the federal Bankruptcy Code and comparable provisions of state law, or under other laws customarily excluded from such opinions, including any antifraud laws, securities laws, the securities or "blue sky" laws of any State and antitrust or trade regulation laws.

         4. The Receivables Purchase Agreement is effective to create a valid security interest, as such term is defined in the New York UCC, in favor of the Depositor in that portion of the collateral described in Section 2.01(a) or
Section 2.01(d), as applicable, of the Receivables Purchase Agreement in which HMFC has rights and a valid security interest (as defined in 1-201(37) of the New York UCC) may be created under Article 9 of the New York UCC (the "RPA Assets").




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         5. The Sale and Servicing Agreement is effective to create a valid security interest, as such term is defined in the New York UCC, in favor of the Issuer in that portion of the collateral described in Section 2.01 of the Sale and Servicing Agreement in which the Depositor has rights and a valid security interest (as defined in 1-201(37) of the New York UCC) may be created under
Article 9 of the New York UCC (the "SSA Assets").

         6. The Indenture is effective to create a valid security interest, as such term is defined in the New York UCC, in favor of the Indenture Trustee in that portion of the collateral described in the Granting Clause of the Indenture in which the Issuer has rights and a valid security interest (as defined in 1-201(37) of the New York UCC) may be created under Article 9 of the New York UCC (the "Indenture Assets" and, together with the RPA Assets and the SSA Assets, the "Transferred Assets").

         7. The HMFC Financing Statement is in appropriate form for filing in the California Filing Office. Insofar as Division 9 of the California UCC is applicable (without regard to conflicts of law principles), upon the proper filing of the HMFC Financing Statement in the California Filing Office, the security interest in favor of the Depositor in the RPA Assets described in the HMFC Financing Statement will be perfected to the extent a security interest in such RPA Assets can be perfected under the California UCC by the filing of a financing statement with the California Filing Office (the "Division 9 Filing RPA Assets").

         8. We call to your attention that the HMFC Search Certificate describes or identifies several financing statements that incorporate by reference lists of receivables that could potentially include the Division 9 Filing RPA Assets (the secured parties under such financing statements, copies of which are attached hereto as Exhibit X (the "HMFC Prior Filings"), being referred to herein as the "HMFC Prior Filers"). We have not independently reviewed any of the lists of receivables incorporated by reference in the HMFC Prior Filings; however, we note that an officer of HMFC has certified in the HMFC Officer's Certificate that, other than the security interests evidenced under Form UCC-1 financing statement 0002560858 described or identified on the HMFC Search Certificate, none of the other HMFC Prior Filings described or identified on the HMFC Search Certificate describe the Division 9 Filing RPA Assets. Other than the HMFC Prior Filers (including, the secured parties under Form UCC-1 financing statement 0002560858), the HMFC Search Certificate identifies no secured party who has filed a financing statement naming HMFC as debtor and describing the Division 9 Filing RPA Assets.

         9. The Depositor Financing Statement is in appropriate form for filing in the Delaware Filing Office. Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflicts of law principles), upon the proper filing of the Depositor Financing Statement in the Delaware Filing Office, the security interest in favor of the Issuer in the SSA Assets described in the Depositor Financing Statement will be perfected to the extent a security interest in such SSA Assets can be perfected under the Delaware UCC by the filing of a financing statement with the Delaware Filing Office (the "Article 9 Filing SSA Assets" and, together with the Article 9 Filing RPA Assets, the "Article 9 Filing Assets").

         10. We call to your attention that the Depositor Search Certificate describes or identifies several financing statements that incorporate by reference lists of receivables that could




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potentially include the Article 9 Filing SSA Assets (the secured parties under such financing statements, copies of which are attached hereto as Exhibit X (the "Depositor Prior Filings"), being referred to herein as the "Depositor Prior Filers"). We have not independently reviewed any of the lists of receivables incorporated by reference in the Depositor Prior Filings; however, we note that an officer of the Depositor has certified in the Depositor Officer's Certificate that none of the Depositor Prior Filings described or identified on the Depositor Search Certificate describe the Article 9 Filing SSA Assets. Other than the Depositor Prior Filers, the Depositor Search Certificate identifies no secured party who has filed a financing statement naming the Depositor as debtor and describing the Article 9 Filing SSA Assets.

         11. The Registration Statement has become effective under the Securities Act. To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made in accordance with Rule 424 under the Securities Act. The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T, the Indenture Trustee's Form T-1, or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For the purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

         12. The Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         13. The Indenture has been qualified under the Trust Indenture Act.

         14. The Class A-1 Notes are "eligible securities" within the meaning of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (the "Investment Company Act").

         15. The Issuer is not, and immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus Supplement under the caption "Use of Proceeds," will not be, an "investment company" as such term is defined in the Investment Company Act.

         16. The provisions of the Control Agreement are effective under the New York UCC to perfect the security interest in favor of the Indenture Trustee in that portion of the Indenture Assets consisting of the securities account maintained with the Securities Intermediary described in the Control Agreement (the "Securities Account"), assuming (a) the Securities Intermediary's jurisdiction (as determined in accordance with Section 8-110(e) of the New York
UCC) is New York, (b) the Securities Account constitutes a "securities account" within the meaning of Section 8-501 of the New York UCC and (c) the Securities Intermediary, with respect to the Securities Account, is acting in its capacity as a "securities intermediary" (as




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defined in Section 8-102(a)(14) of the New York UCC). The Indenture Trustee's
security interest in the Securities Account has priority over any other security interest in the Securities Account granted by the Issuer assuming no other secured party has control of, and the absence of any other control agreement with respect to, the Securities Account. We express no opinion as to the priority of any security interest in the Securities Account as against any security interest in favor of the Securities Intermediary.

         17. The statements in the Prospectus Supplement and the Base Prospectus under the headings "ERISA CONSIDERATIONS," to the extent such statements describe matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

         18. With respect to that portion of the RPA Assets consisting of Receivables (as defined in the Receivables Purchase Agreement) which are secured by a valid security interest in Vehicles (as defined in the Receivables Purchase Agreement) in favor of HMFC and for which a certificate of title with respect to such Vehicles have been issued by the New York Department of Motor Vehicles which certificate of title lists HMFC and no other person as the lienholder of record (such Vehicles, the "Subject Vehicles"), pursuant to Section 9-203(g) of the New York UCC, attachment of the Depositor's security interest in such Receivables is also attachment of a security interest in any security interest of HMFC in such Subject Vehicles. We express no opinion as the validity, perfection of priority of HMFC's security interest in such Vehicles.

         19. Pursuant to Section 9308(e) of the California UCC, perfection of the Depositor's security interest in the RPA Assets also perfects a security interest in any security interest of HMFC in the Subject Vehicles.

         The opinions expressed in paragraphs 1, 2 and 3 do not include opinions with respect to the creation, validity, perfection or priority of any security interest or lien. The opinions expressed in paragraphs 1, 2 and 3 and the opinions expressed in paragraphs 4, 5, 6, 7, 8, 9, 10, 16, 18 and 19 as to the creation, validity, perfection and priority of the security interests and liens referred to therein are further subject to the following limitations, qualifications and exceptions:

             (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

             (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

             (iii) the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;




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             (iv) we express no opinion with respect to the enforceability of
(a) consents to, or restrictions upon, judicial relief or, except for provisions by which a party agrees to submit to the jurisdiction of the New York courts in respect of any action or proceeding arising out of or relating to the Subject Documents, jurisdiction or venue; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (c) provisions for exclusivity, election or cumulation of rights or remedies; (d) restrictions upon non-written modifications and waivers;
(e) provisions authorizing or validating conclusive or discretionary determinations; (f) grants of setoff rights; (g) provisions for the payment of attorneys' fees where such payment is contrary to law or public policy; (h) proxies, powers and trusts; (i) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; and (j) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies;

             (v) certain rights, remedies and waivers contained in the Subject Documents may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Subject Documents invalid or unenforceable as a whole;

             (vi) we express no opinion as to the validity or enforceability of any provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies and call to your attention the provisions of Sections 1717 and 1717.5 of the California Civil Code, which limit and create obligations for the payment of attorney's fees; and

             (vii) we express no opinion as the sale of any RPA Asset or SSA Asset not constituting accounts, chattel paper, promissory notes or payment intangibles.

         The opinions set forth above are also subject to (i) the unenforceability of contractual provisions waiving or varying the rules listed in Section 9-602 of the Applicable UCC, (ii) the unenforceability under certain circumstances of contractual provisions respecting self-help or summary remedies without notice of opportunity for hearing or correction and (iii) the effect of provisions of the Applicable UCC which require a secured party, in any disposition of personal property collateral, to act in good faith and a commercially reasonable manner.

         In rendering the opinions in clause (i) of paragraph 3 insofar as they require interpretation of the Conduit Documents (i) we have assumed that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of New York in resolving such questions, although certain of the Conduit Documents may be governed by other laws, (iii) we express no opinion with respect to the effect of any action or inaction by HMFC, the Depositor or HBCF, as applicable, under the Subject Documents or the Conduit Documents which may result in a breach or default under any Conduit Document, and (iv) we express no opinion with respect to any matters which require the performance of a mathematical calculation or the making of a financial or accounting determination. Because certain of the Conduit Documents may be governed by laws other than




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New York law, such laws may vary substantially from the law assumed to govern for purposes of this opinion, and this letter may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Conduit Documents.

         Our opinions in paragraphs 4, 5, 6, 16 and 18 above are limited to
Article 9 of the New York UCC, our opinions in paragraphs 7, 8 and 19 are limited to Division 9 of the California UCC and our opinions in paragraphs 9 and 10 are limited to Article 9 of the Delaware UCC, and therefore those opinion paragraphs, among other things, do not address (i) Collateral of a type not subject to, or excluded from the coverage of, Article 9 of the Delaware UCC or the New York UCC, as applicable, or Division 9 of the California UCC, and (ii) under New York UCC Sections 9-301 and 9-307, what law governs perfection of the security interests granted in the Collateral covered by this opinion. Additionally,

             (i) we express no opinion with respect to:

             (a) the priority of any security interest or lien, except as set forth in paragraph 16 above; or

             (b) any agricultural lien or any Transferred Assets that consist of letter-of-credit rights, commercial tort claims, goods covered by a certificate of title, claims against any government or governmental agency, consumer goods, crops growing or to be grown, timber to be cut, goods which are or are to become fixtures, or as-extracted Transferred Assets or cooperative interests;

             (ii) we assume the descriptions of the RPA Assets contained in, or attached as schedules to, the Receivables Purchase Agreement sufficiently describe the RPA Assets intended to be covered by the Receivables Purchase Agreement, and we express no opinion as to whether the phrases "all personal property" or "all assets" or similarly general phrases would be sufficient to create a valid security interest in the RPA Assets or any particular item or items of the RPA Assets;

             (iii) we have assumed that HMFC has, or has the power to transfer, "rights" in the RPA Assets and that "value" has been given, as contemplated by
Section 9-203 of the New York UCC, and we express no opinion as to the nature or extent of HMFC's rights in or title to any of the RPA Assets;

             (iv) we assume the descriptions of the SSA Assets contained in, or attached as schedules to, the Sale and Servicing Agreement sufficiently describe the SSA Assets intended to be covered by the Sale and Servicing Agreement, and we express no opinion as to whether the phrases "all personal property" or "all assets" or similarly general phrases would be sufficient to create a valid security interest in the SSA Assets or any particular item or items of the SSA Assets;

             (v) we have assumed that the Depositor has, or has the power to transfer, "rights" in the SSA Assets and that "value" has been given, as contemplated by Section 9-203 of




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the New York UCC, and we express no opinion as to the nature or extent of the
Depositor's rights in or title to any of the SSA Assets;

             (vi) we assume the descriptions of the Indenture Assets contained in, or attached as schedules to, the Indenture sufficiently describe the Indenture Assets intended to be covered by the Indenture, and we express no opinion as to whether the phrases "all personal property" or "all assets" or similarly general phrases would be sufficient to create a valid security interest in the Indenture Assets or any particular item or items of the Indenture Assets;

             (vii) we have assumed that the Issuer has, or has the power to transfer, "rights" in the Indenture Assets and that "value" has been given, as contemplated by Section 9-203 of the New York UCC, and we express no opinion as to the nature or extent of the Issuer's rights in or title to any of the Indenture Assets;

             (viii) we call to your attention the fact that the perfection of a security interest in "proceeds" (as defined in the Applicable UCC) of Collateral is governed and restricted by Section 9-315 of the Applicable UCC;

             (ix) we express no opinion regarding the effect of any security interest perfected prior to July 1, 2001 under the New York UCC, the California UCC or the Delaware UCC or outside the New York UCC, the California UCC or the Delaware UCC;

             (x) we have assumed that the exact legal name of HMFC and the Depositor are as set forth in the copy of the organizational documents delivered pursuant to Section 7(t) of the Underwriting Agreement;

             (xi) Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

             (xii) we express no opinion with respect to any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the Applicable UCC.

             (xiii) we have assumed that the parties to the Transaction Documents have not expressly or by implication waived, subordinated or agreed to any modification of the perfection or priority of any security interest under the Transaction Documents or agreed to any adverse claim of which we are unaware.

             (xiv) we express no opinion with respect to any security interest in any of the following types of property which are now or hereafter credited to the Securities Account: (a) any option or similar obligation issued by a clearing corporation to its participants; (b) any commodity contract; (c) an ownership interest evidenced by certificates or stock or other instruments and a leasehold evidenced by a proprietary lease, or either of the foregoing, from a corporation or partnership formed for the purpose of cooperative ownership of real estate; (d)




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any interest in a trust, partnership or limited liability company; or (e)
property of a type constituting financial assets not subject to Article 9 of the New York UCC;

             (xv) we express no opinion with respect to any property or assets now or hereafter credited to any Securities Account that is a securities account except to the extent that a "securities entitlement" (as such term is defined in Section 8-102(a)(17) of the New York UCC) has been created and (ii) such asset is a "financial asset" (as such term is defined in Section 8-102(a)(9) of the New York UCC). Furthermore, we express no opinion with respect to the nature or extent of the Securities Intermediary's rights in, or title to, the securities or other financial assets underlying any "security entitlement" now or hereafter credited to a securities account. We note that to the extent the Securities Intermediary maintains any financial asset in a "clearing corporation" (as defined in Section 8-102(5) of the New York UCC), pursuant to Section 8-111 of the New York UCC, the rules of such clearing corporation may affect the rights of the Securities Intermediary.

             (xvi) we call to your attention that under the New York UCC actions taken by the Securities Intermediary or the Indenture Trustee (including amending any agreement relating to the Securities Account in a manner which either (a) eliminates the Indenture Trustee's "control" over the Securities Account, (b) changes the identity of the entitlement holder or (c) changes the law governing the Securities Account) may adversely affect the security interest of the Indenture Trustee;

             (xvii) we call to your attention that the law of a "securities intermediary's jurisdiction" governs, among other things, the rights and duties of a "securities intermediary" and the "entitlement holder" arising out of a "security entitlement" and whether an adverse claim can be asserted against a person who acquires a "security entitlement" from a "securities intermediary" (as each such term is defined in the New York UCC);

             (xviii) we express no opinion with respect to the effect of Section 9-315 of the New York UCC or any other applicable law with respect to proceeds of any funds or other property credited to the Securities Account to the extent such funds or other property constitute proceeds of the Indenture Assets of either the Indenture Trustee or any other creditor;

             (xix) we have assumed that (a) the parties thereto have complied with the Control Agreement in all respects, (b) the Securities Intermediary has satisfied at least one of the conditions set forth in Section 8-501(b) of the New York UCC with respect to the financial assets maintained therein, and (c) the financial assets carried in the Securities Account have been duly endorsed to the Securities Intermediary or in blank as provided in Section 8-501(d) of the New York UCC, and we express no opinion as to the nature or extent of the Securities Intermediary's rights in the financial assets underlying any Security Entitlement;

             (xx) we have assumed that the Control Agreement, and no other agreement or understanding with any Person, governs the Indenture Trustee's, the Security Intermediary's and the Issuer's rights and duties with respect to the Securities Account and the financial assets contained therein;




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             (xxi) we express no opinion as to the priority of any security interest in a Securities Account as against any lien creditor to the extent that such security interest purports to secure any advances or other obligations other than those that are made without knowledge of the lien or pursuant to a commitment entered into without knowledge of the lien;

             (xxii) we express no opinion with respect to property subject to a statute, regulation or treaty of the United States whose requirements for a security interest's obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the Applicable UCC; and

             (xxiii) we have assumed that there are no effective agreements prohibiting, restricting or conditioning the assignment of any portion of the Transferred Assets and that any conditions for the assignment thereof have been complied with.

         This letter is furnished only to you and is solely for your benefit in connection with the transactions covered hereby. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent, which may be granted or withheld in our sole discretion.


                                          Very truly yours,

                                          /s/ Latham & Watkins LLP

                                   SCHEDULE I



Hyundai ABS Funding Corporation
10550 Talbert Avenue
Fountain Valley, California  92708

Hyundai Motor Finance Company
10550 Talbert Avenue
Fountain Valley, California  92708

Hyundai Auto Receivables Trust 2004-A
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001

Citibank, N.A.
111 Wall Street, 14th Floor, Zone 3
New York, New York  10005

Standard & Poor's Ratings Services, a division of
   The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

Fitch, Inc.
1 State Street Plaza
New York, New York  10004

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10017

Banc of America Securities LLC, Individually
   and as Representative of the Several Underwriters
214 North Tryon Street
Charlotte, North Carolina  28255-0001

                                    Exhibit I

                             HMFC Search Certificate

                                   Exhibit II

                          Depositor Search Certificate

                                   Exhibit III

                            SocGen Release Statement

                                   Exhibit IV

                             HBCF Release Statement

                                    Exhibit V

                            HMFC Financing Statement

                                   Exhibit VI

                          Depositor Financing Statement

                                   Exhibit VII

                           HMFC Officer's Certificate

                                  Exhibit VIII

                         Depositor Officer's Certificate

                                   Exhibit IX

                                Conduit Documents

         Purchase and Sale Agreement dated as of January 17, 2000 (as amended, supplemented or otherwise modified to the date hereof) between HMFC and HBCF.

         Second Amended and Restated Receivables Purchase Agreement, dated as of July 23, 2002 (as amended, supplemented or otherwise modified to the date hereof) among HMFC, HBCF, Asset One Securitization, LLC, Sheffield Receivables Corporation, Amsterdam Funding Corporation, Barclay's Bank plc, SocGen and ABN AMRO Bank N.V.

                                    Exhibit X

                               HMFC Prior Filings

                                   Exhibit XI

                             Depositor Prior Filings